CALIFORNIA INVESTMENT TRUST II

                              SHARE MARKETING PLAN

                                (Rule 12b-1 Plan)

     This Share Marketing Plan (the "Plan") is adopted in accordance with Rule 12b-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "Act"), by California Investment Trust II, a Massachusetts business trust (the "Trust"), with respect to certain classes of each series of its shares (each such class covered by this Plan, a "Class" and each such series, a "Fund"). The Plan has been approved by a majority of the Trust's Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan (the "independent Trustees"), cast in person at a meeting called for the purpose of voting on the Plan and by a majority of the shareholders of each Class of each Fund as required by the Act.

     In reviewing the Plan, the Board of Trustees considered the proposed range and nature of payments and terms of the Investment Advisory Agreement between the Trust on behalf of each Fund and CCM Partners (the "Adviser") and the nature and amount of other payments, fees and commissions that may be paid to the Adviser, its affiliates and other agents of the Trust. The Board of Trustees, including the independent Trustees, concluded that the proposed overall compensation of the Adviser and its affiliates was fair and not excessive.

     In reviewing the Plan, the Board of Trustees also considered that it may adopt a services plan appropriate to cover shareholder servicing that is not primarily intended to result in the sale of the Class' shares.

     In its considerations, the Board of Trustees also recognized that uncertainty may exist from time to time with respect to whether payments to be made by the Trust to the Adviser, as the initial "Distribution Coordinator," or other firms under agreements with respect to a Fund may be deemed to constitute impermissible distribution expenses. As a general rule, an investment company may not finance any activity primarily intended to result in the sale of its shares, except pursuant to the Rule. Accordingly, the Board of Trustees determined that the Plan also should provide that payments by Trust and expenditures made by others out of monies received from the Trust which are later deemed to be for the financing of any activity primarily intended to result in the sale of Class shares shall be deemed to have been made pursuant to the Plan.

     The approval of the Board of Trustees included a determination that in the exercise of the Trustees' reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Trust, each Class of each Fund to which the Plan applies, and its shareholders. The Plan also has been

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approved by a vote of at least a majority of the outstanding  voting  securities of the Class of each Fund, as defined in the Act.

          The provisions of the Plan are:

          1. ANNUAL FEE. The Trust will pay to the Adviser, as the Funds' Distribution Coordinator, an annual fee for the Adviser's services in such capacity including its expenses in connection with the promotion and distribution of the Class' shares and related shareholder servicing (collectively, "Distribution Expenses"). The annual fee paid to the Adviser under the Plan will be calculated daily and paid monthly by the Class of each Fund on the first day of each month based on the average daily net assets of the Class of each Fund, as set forth on Schedule A hereto.

          2. EXPENSES COVERED BY THE PLAN. The fees paid under Section 1 of the Plan may be used to pay for any expenses primarily intended to result in the sale of the Class' shares ("distribution services"), including, but not limited to: (a) costs of payments, including incentive compensation, made to agents for and consultants to the Adviser, any affiliate of the Adviser or the Trust, including pension administration firms that provide distribution and shareholder related services and broker-dealers that engage in the distribution of the Class' shares; (b) payments made to, and expenses of, persons who provide support services in connection with the distribution of the Class' shares and servicing of the Class' shareholders, including, but not limited to, personnel of the Adviser, office space and equipment, telephone facilities, answering routine inquiries regarding the Classes, processing shareholder transactions and providing any other shareholder services not otherwise provided by the Trust's transfer agency or other servicing arrangements; (c) all payments made pursuant to the form of Distribution Agreement; (d) costs relating to the formulation and implementation of marketing and promotional activities, including, but not limited to, direct mail promotions and television, radio, newspaper, magazine and other mass media advertising; (e) costs of printing and distributing prospectuses, statements of additional information and reports of the Funds to prospective shareholders of the Class; (f) costs involved in preparing, printing and distributing sales literature pertaining to the Class; and (g) costs involved in obtaining whatever information, analyses and reports with respect to marketing and promotional activities that the Trust may, from time to time, deem advisable. Such expenses shall be deemed incurred whether paid directly by the Adviser as Distribution Coordinator or by a third party to the extent reimbursed therefor by the Adviser.

          3. WRITTEN REPORTS. The Adviser shall furnish to the Board of Trustees of the Trust, for their review, on a quarterly basis, a written report of the monies paid to it under the Plan with respect to the Class of each Fund, and shall furnish the Board of Trustees of the Trust with such other information as the Board of Trustees may reasonably request in connection with the payments made under the Plan in order to enable the Board of Trustees to make an informed determination of whether the Plan should be continued as to the Class of each Fund.

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          4.   TERMINATION.  The Plan may be  terminated  as to the Class of any
Fund at any time, without penalty, by vote of a majority of the outstanding voting securities of the Class of a Fund, and any Distribution Agreement under the Plan may be likewise terminated on not more than sixty (60) days' written notice. Once terminated, no further payments shall be made under the Plan.

          5. AMENDMENTS. The Plan and any Distribution Agreement may not be amended to increase materially the amount to be spent for distribution and servicing of Class shares pursuant to Section 1 hereof without approval by a majority of the outstanding voting securities of the Class of a Fund. All material amendments to the Plan and any Distribution Agreement entered into with third parties shall be approved by the independent Trustees cast in person at a meeting called for the purpose of voting on any such amendment. The Adviser may assign its responsibilities and liabilities under the Plan to another party who agrees to act as "Distribution Coordinator" for the Trust with the consent of a majority of the independent Trustees.

          6. SELECTION OF INDEPENDENT TRUSTEES. So long as the Plan is in effect, the selection and nomination of the Trust' independent Trustees shall be committed to the discretion of such independent Board of Trustees.

          7. EFFECTIVE DATE OF PLAN. The Plan shall take effect as to the Class of a Fund at such time as it has received requisite Trustee and shareholder approval with respect to such Class of such Fund and, unless sooner terminated, shall continue in effect for a period of more than one year from the date of its execution only so long as such continuance is specifically approved at least annually by the Board of Trustees of the Trust, including the independent Trustees, cast in person at a meeting called for the purpose of voting on such continuance.

          8. PRESERVATION OF MATERIALS. The Trust will preserve copies of the Plan, any agreements relating to the Plan and any report made pursuant to
Section 4 above, for a period of not less than six years (the first two years in an easily accessible place) from the date of the Plan, agreement or report.

          9. MEANINGS OF CERTAIN TERMS. As used in the Plan, the terms "interested person" and "majority of the outstanding voting securities" will be deemed to have the same meaning that those terms have under the Act and the rules and regulations under the Act, subject to any exemption that may be granted to the Trust under the Act by the Securities and Exchange Commission.

          10. NOTICE OF DECLARATION OF TRUST. The Adviser acknowledges that it has received notice of and accepts the limitations of the Trust's liability as set forth in its Declaration of Trust. The Adviser agrees that the Trust's obligations under this Agreement shall be limited to the Funds and to their assets, and that the Adviser shall not seek satisfaction of any such obligation from the shareholders of another Fund or the Trust nor from any Trustee, officer, employee or agent of the Trust or a Fund.

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          This Plan and the terms and provisions thereof are hereby accepted and agreed to by the Trust and the Adviser, as Distribution Coordinator, as evidenced by their execution hereof, as of this 12th day of August 2003.

                                       CALIFORNIA INVESTMENT TRUST II

                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------
                                       CCM PARTNERS,
                                       as Distribution Coordinator

                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------

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                                   SCHEDULE A
                           TO THE SHARE MARKETING PLAN
                        OF CALIFORNIA INVESTMENT TRUST II

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             CLASS SHARE                             ANNUAL FEE
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               Class K                               Up to 0.25%
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